UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 20, 2025
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

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___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 20, 2025, Benjamin Horowitz informed Okta, Inc. (the “Company”) that he would resign from the Board of Directors (the “Board”) of the Company, effective at the Company's 2025 annual meeting of stockholders on June 24, 2025 (the “Annual Meeting”). As a result of Mr. Horowitz’s resignation, the Board reduced its size from nine to eight directors.

Mr. Horowitz’s departure is not the result of any disagreement with the Company. The Board expresses its appreciation for Mr. Horowitz’s service to the Company and his invaluable contributions to the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2025, the Company held its Annual Meeting. The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2025 (the “2025 Proxy Statement”). Holders of the Company’s Class A Common Stock were entitled to one vote for each share held as of the close of business on April 28, 2025 (the “Record Date”), and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. Present at the Annual Meeting in person or by proxy were holders of 153,000,584 shares of Class A and Class B Common Stock, together representing a total of 224,125,136 votes, constituting a quorum. The final results with respect to each such proposal are set forth below:

Proposal 1 — Election of Directors.

The stockholders elected each of the two persons named below as Class II directors to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

Director Nominee	For	Withheld	Broker Non-Votes
Jeff Epstein	145,204,230	59,429,986	19,490,920
J. Frederic Kerrest	200,104,430	4,529,786	19,490,920

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. The results of such vote were:

For	Against	Abstain
221,179,437	2,681,904	263,795

Proposal 3 — Advisory Non-Binding Vote on Compensation of Named Executive Officers.

The stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the 2025 Proxy Statement. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
193,508,154	10,232,848	893,214	19,490,920

Proposal 4 — Advisory Non-Binding Vote on Frequency of Future Advisory Non-Binding Votes on Compensation of Named Executive Officers.

The stockholders indicated, on an advisory non-binding basis, their preference for one year as the frequency of holding future advisory non-binding votes on the compensation of the Company’s named executive officers, as disclosed in the 2025 Proxy Statement. The results of such vote were:

One Year	Two Years	Three Years	Abstain
202,166,533	27,243	1,889,725	550,715

Pursuant to the recommendation of the Board and consistent with the stockholders’ preference, the Company plans to hold future advisory non-binding votes on the compensation of the Company’s named executive officers every year. The next required advisory non-binding vote on the frequency of future advisory non-binding votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2031 annual meeting of stockholders.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of June 2025.

Okta, Inc.

By:	/s/ Larissa Schwartz
Name:	Larissa Schwartz
Title:	Chief Legal Officer and Corporate Secretary